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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              UTILICORP UNITED INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     5) Total fee paid:

        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
       $1,078,816
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     2) Form, Schedule or Registration Statement No.:
       Preliminary Joint Proxy Statement/Prospectus on Schedule 14A and KC United Corp. Form S-4 File No. 333-02223
        ------------------------------------------------------------------------
     3) Filing Party:

       UtiliCorp United, Kansas City Power & Light
        ------------------------------------------------------------------------
     4) Date Filed:
       February 21, 1996 and April 4, 1996
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                        QUESTIONABLE AND CAUTIONARY STATEMENTS
                       IN WESTERN RESOURCES' PROSPECTUS 7/3/96


CONDITIONS TO MERGER:

pg. ii (back of front cover), 48-53 (See attached)

pg. 9 - "... seek to merge KCPL with and into itself pursuant to Section 351.447 of the Missouri General and Business Corporation Law the "MGBCL") and section 17-6703 of the Kansas General Corporation Code (the " KGCC"). Under Section
351.447 and Section 17-6703, assuming the Minimum Tender Condition, the Western Resources Shareholder Approval Condition, the Missouri Control Share Acquisition, the Missouri Business Combination Condition and the KCPL Preferred Stock Redemption Condition are satisfied, Western Resources could merge KCPL into itself ..."

TIMELINE:

Pg. iii, 40 - "... It is anticipated, however, that the time necessary to obtain such governmental and regulatory approvals and consents will extend beyond the Expiration Date, and Western Resources expects that it will extend the Offer from time to time in its sole discretion."

KCPL HAS LOOKED AT A MERGER WITH WESTERN MANY TIMES:

pg. 1, 19 - "...KCPL and Western Resources have discussed the possibility of a merger at various times over the last two years. In June 1994, KCPL and Western Resources exchanged confidential information ..."

DIVIDEND SECURITY:

pg. 5 - "...However, the declaration of future dividends will depend upon future earnings, the financial condition of Western Resources and other factors ... including Western Resources, ability to achieve OVER $1 billion in cost savings from the merger, and, therefore, THERE IS NO ASSURANCE THAT WESTERN RESOURCES WILL BE ABLE TO PAY DIVIDENDS IN THE PROJECTED AMOUNTS."

pg. 28, - "...Because Western Resources was unable to discuss the above analysis with KCPL and did not have access to substantial material concerning KCPL's operations, these analyses were necessarily limited in scope... Accordingly, there can be no assurance that such cost savings will be realized, and actual cost savings may vary materially from those set forth above. In light of the uncertainties inherent in such analyses, the inclusion of estimated cost savings herein should not be regarded as a representation by Western Resources or any other person that such cost savings will be achieved. "

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pg. 66 - "...In light of the uncertainties inherent in forecasts of any kind, the inclusion of the forecast herein should not be regarded as a representation by Western Resources or any other person that the forecast will be achieved. SHAREHOLDERS AND OTHER INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE FORECAST."

pg. 7, 22 - "... the staff of the KCC recommended annual rate reductions for Western Resources of $105 million. Western Resources is opposing the KCC staff's recommendation ... HOWEVER, THERE CAN BE NO ASSURANCE THAT THE KCC STAFF'S RECOMMENDATION WILL NOT BE ADOPTED, OR, IF ADOPTED, WILL NOT HAVE AND ADVERSE EFFECT OF WESTERN RESOURCES' CONSUMMATION OF THE OFFER AND THE MERGER, ON THE REGULATORY PLAN OR ON WESTERN RESOURCES' ABILITY TO ACHIEVE ITS PROJECTED POST-MERGER DIVIDEND RATES."

STRATEGY  DOES WR HAVE ONE?

pg. 47 - "... various possible business strategies that it might consider in the event that it acquires all or substantially all of the common equity interest in KCPL ... Such strategies could include, among other things changes in KCPL's business, corporate structure, certificate of incorporation, bylaws, capitalization, the KCPL board of directors or management, and consideration of disposition of certain assets or lines of business of KCPL..."